UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 21, 2011

Danaher Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08089	59-1995548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W, Washington, D.C.		20037-1701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 202-828-0850

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

As previously reported, on June 17, 2011, Danaher Corporation (“Danaher” or the “Company”) entered into a $3.0 billion 364-day unsecured revolving credit facility (the “364-Day Facility”) with Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., Barclays Capital, Citigroup Global Markets Inc., and UBS Securities LLC, as joint lead arrangers and joint book managers, and a syndicate of lenders from time to time party thereto, in connection with Danaher’s acquisition of Beckman Coulter, Inc. The Company reduced the commitments under the 364-Day Facility from $3.0 billion to $2.2 billion effective as of June 27, 2011, from $2.2 billion to $1.5 billion effective as of July 21, 2011 and from $1.5 billion to $1.0 billion effective as of October 1, 2011. On December 21, 2011, the Company delivered a notice to the administrative agent for the 364-Day Facility reducing the commitments under the facility to zero and terminating the facility effective as of December 29, 2011. There were no outstanding borrowings under the 364-Day Facility at the time of its termination, and the termination of the facility does not trigger any early termination penalties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2011	DANAHER CORPORATION

	By:	/s/ Daniel L. Comas
Daniel L. Comas
Executive Vice President and Chief Financial Officer